Exhibit 99

News Release

Contact:	Randy Belote (Media)
(703) 280-2720
randy.belote@ngc.com

Steve Movius (Investors)
(703) 280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2012 Financial Results

•	EPS from Continuing Operations Increase 17 Percent to $1.96

•	2012 Guidance for EPS from Continuing Operations Raised to $6.70 - $6.95

•	Sales Total $6.2 Billion

•	Total Backlog of $39.1 Billion; New Business Awards Total $5.8 Billion

•	4.4 Million Shares Repurchased

FALLS CHURCH, Va. – April 25, 2012 – Northrop Grumman Corporation (NYSE: NOC) reported that first quarter 2012 earnings from continuing operations increased to $506 million, or $1.96 per diluted share, from $496 million, or $1.67 per diluted share, in the first quarter of 2011. On a pension-adjusted basis, earnings per diluted share from continuing operations increased 31 percent to $1.88 from $1.44. The company repurchased 4.4 million shares of its common stock in the 2012 first quarter; $1.4 billion remains on its current share repurchase authorization.
“We are off to a strong start for the year in a challenging environment. First quarter results demonstrate our team's ability to drive affordability by performing on our programs, reducing costs and improving the efficiency of our businesses. We continue to focus on performance, effective cash deployment and alignment of our portfolio with our customers' priority investment areas,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	2

Table 1 — Financial Highlights

	First Quarter
($ in millions, except per share amounts)	2012	2011
Sales	$6,198	$6,734
Segment operating income[1]	789	721
Segment operating margin rate[1]	12.7%	10.7%
Operating income	796	811
Operating margin rate	12.8%	12.0%
Earnings from continuing operations	506	496
Diluted EPS from continuing operations	1.96	1.67
Net earnings	506	530
Diluted EPS	1.96	1.79
Cash (used in) provided by continuing operations	(105)	112
Free cash flow from continuing operations[1]	(186)	(11)

Pension-adjusted Operating Highlights
Operating income	796	811
Net pension adjustment[1]	(32)	(103)
Pension-adjusted operating income[1]	$764	$708
Pension-adjusted operating margin rate[1]	12.3%	10.5%

Pension-adjusted Per Share Data
Diluted EPS from continuing operations	$1.96	$1.67
After-tax net pension adjustment per share[1]	(0.08)	(0.23)
Pension-adjusted diluted EPS from continuing operations[1]	$1.88	$1.44
Weighted average shares outstanding — Basic	253.1	291.8
Dilutive effect of stock options and stock awards	4.9	5.1
Weighted average shares outstanding — Diluted	258.0	296.9

[1]	Non-GAAP metric — see definitions at the end of this press release.
     Despite lower sales, first quarter 2012 segment operating income increased $68 million, or 9 percent, to $789 million, and segment operating margin rate improved 200 basis points to 12.7 percent. Higher segment operating income and margin rate were primarily due to performance improvement at Electronic Systems and Information Systems.
While first quarter 2012 operating income decreased $15 million or 2 percent, operating margin rate increased 80 basis points to 12.8 percent. The change over the prior year includes the $68 million increase in segment operating income, which was more than offset by a $71 million decrease in net FAS/CAS pension adjustment and a $13 million increase in unallocated corporate expense. On a pension-adjusted basis, operating income increased 8 percent, and pension-adjusted operating margin rate expanded 180 basis points to 12.3 percent.
First quarter 2012 net earnings totaled $506 million, or $1.96 per diluted share, compared with $530 million, or $1.79 per diluted share, in the first quarter of 2011. First quarter 2012 diluted earnings per share are based on 258 million weighted average shares outstanding compared with 296.9 million shares in the first quarter of 2011, a decrease of 13 percent. Results for the first quarter 2011 reflect the spin-off of Huntington Ingalls Industries, Inc. (HII), effective March 31, 2011, as discontinued operations.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	3

Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2012	2011	Change
Cash (used in) provided by continuing operations	$(105)	$112	(217)
Less:
Capital expenditures	(81)	(123)	42
Free cash flow from continuing operations[1]	$(186)	$(11)	(175)

[1]	Non-GAAP metric — see definitions at the end of this press release.
Cash used in continuing operations through March 31, 2012, totaled $105 million compared with cash provided by continuing operations of $112 million in the prior year, due to higher working capital and income tax payments than in the prior year period. Free cash flow from continuing operations through March 31, 2012, was a use of $186 million compared with a use of $11 million in the prior year.

2012 Guidance Updated

($ in millions, except per share amounts)	Prior			Current

Sales	24,700	-	25,400	24,700	-	25,400

Segment operating margin %[1]	~11%			Mid 11%

Operating margin %	Mid to high 10%			Low 11%

Diluted EPS from continuing operations	6.40	-	6.70	6.70	-	6.95

Cash provided by operations	2,300	-	2,600	2,300	-	2,600

Free cash flow[1]	1,800	-	2,100	1,800	-	2,100

[1] Non-GAAP metric - see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	4

Table 3 — Cash Measurements, Debt and Capital Deployment

($ millions)	March 31, 2012	December 31, 2011
Total debt	$3,948	$3,948
Cash & cash equivalents	2,682	3,002
Net debt[1]	$1,266	$946
Net debt to total capital ratio[2]	8.7%	6.6%

[1]	Total debt less cash and cash equivalents.
[2]	Net debt divided by the sum of shareholders’ equity and total debt.

Changes in cash and cash equivalents include the following items for cash from operations, investing and financing through March 31, 2012:

Operations
•$105 million used in continuing operations

Investing
•$81 million for capital expenditures

Financing
•$263 million for repurchases of common stock

•$127 million for dividends

•$40 million proceeds from exercises of stock options

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	5

Table 4 — Business Results
Consolidated Sales & Segment Operating Income1

	First Quarter
($ millions)	2012	2011	Change
Sales
Aerospace Systems	$2,383	$2,593	(8%)
Electronic Systems	1,724	1,808	(5%)
Information Systems	1,844	2,025	(9%)
Technical Services	750	831	(10%)
Intersegment eliminations	(503)	(523)
	6,198	6,734	(8%)
Segment operating income[1]
Aerospace Systems	279	287	(3%)
Electronic Systems	304	237	28%
Information Systems	205	194	6%
Technical Services	70	68	3%
Intersegment eliminations	(69)	(65)
Segment operating income[1]	789	721	9%
Segment operating margin rate[1]	12.7%	10.7%	200 bps
Reconciliation to operating income
Unallocated corporate expenses	(23)	(10)	130%
Net pension adjustment[1]	32	103	(69%)
Reversal of royalty income included above	(2)	(3)	(33%)
Operating income	796	811	(2%)
Operating margin rate	12.8%	12.0%	80 bps
Net interest expense	(53)	(58)	(9%)
Other, net	13	5	160%
Earnings from continuing operations before income taxes	756	758
Federal and foreign income tax expense	(250)	(262)	(5%)
Earnings from continuing operations	506	496	2%
Earnings from discontinued operations	—	34	(100%)
Net earnings	$506	$530	(5%)

[1]	Non-GAAP metric — see definitions at the end of this press release.
Federal and foreign income tax expense totaled $250 million in the first quarter of 2012 compared with $262 million in the prior year period. The effective tax rate for the 2012 first quarter declined to 33.1 percent from 34.6 percent for the first quarter of 2011 due to higher manufacturing deductions than in the prior year period.
Effective Jan. 1, 2012, the company transferred its missile business, principally the Intercontinental Ballistic Missile program (ICBM), previously reported in Aerospace Systems to Technical Services. Schedule 6 provides a reconciliation of previously reported and current results.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	6

Aerospace Systems ($ millions)

	First Quarter
	2012	2011	Change
Sales	$2,383	$2,593	(8.1)%
Operating income	279	287	(2.8)%
Operating margin rate	11.7%	11.1%
Aerospace Systems first quarter 2012 sales declined 8 percent due to lower volume for manned military aircraft and space programs, which more than offset higher volume for unmanned systems such as Global Hawk and Firebird. Lower sales for military aircraft reflects lower volume across several programs, including F-35 (due to the adoption of units-of-delivery revenue recognition beginning with low rate initial production lot 5) and Joint STARS, as well as fewer F/A-18 deliveries. Lower volume for these manned aircraft programs more than offset higher volume for the E-2D program. Lower sales in space systems reflects lower volume for restricted programs and the cancellation of a weather satellite program.
Aerospace Systems first quarter 2012 operating income declined 3 percent and operating margin rate increased 60 basis points to 11.7 percent from 11.1 percent. The decrease in operating income is due to lower volume, and the increase in margin rate reflects performance improvement due to contract risk mitigation and affordability improvement initiatives.
Electronic Systems ($ millions)

	First Quarter
	2012	2011	Change
Sales	$1,724	$1,808	(4.6)%
Operating income	304	237	28.3%
Operating margin rate	17.6%	13.1%
Electronic Systems first quarter 2012 sales declined 5 percent principally due to lower volume for programs in intelligence, surveillance and reconnaissance, and targeting systems (ISR&T) and navigation systems programs. Lower ISR&T sales reflects $90 million lower postal automation volume primarily due to the company's previously announced decision to de-emphasize its domestic postal automation business. Lower navigation systems sales primarily reflect lower demand for domestic systems.
Electronic Systems first quarter 2012 operating income increased 28 percent, and operating margin rate increased to 17.6 percent from 13.1 percent. Higher operating income and margin rate reflect improved program performance in ISR&T resulting from a higher level of favorable performance adjustments due to contract risk mitigation and cost reductions, which more than offset the impact of lower volume.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	7

Information Systems ($ millions)

	First Quarter
	2012	2011	Change
Sales	$1,844	$2,025	(8.9)%
Operating income	205	194	5.7%
Operating margin rate	11.1%	9.6%
Information Systems first quarter 2012 sales declined 9 percent due to lower volume in all three business areas. For defense systems, lower funding on existing programs due to in-theater troop drawdowns, a program termination and program completions reduced first quarter 2012 sales. Civil systems volume was reduced by the sale of the County of San Diego outsourcing contract, which contributed sales of $30 million in the 2011 first quarter, and the completion of the Enterprise Network Management contract. For intelligence systems, lower volume across several programs, including Counter Narco-Terrorism Programs and Operations (CNTPO), reduced sales during the quarter.
Information Systems first quarter 2012 operating income increased 6 percent and operating margin rate increased to 11.1 percent from 9.6 percent in the prior year period. Higher operating income and margin rate primarily reflect favorable performance on several civil systems programs, as well as cost reductions resulting from affordability initiatives, both of which more than offset the impact of lower volume.

Technical Services ($ millions)

	First Quarter
	2012	2011	Change
Sales	$750	$831	(9.7)%
Operating income	70	68	2.9%
Operating margin rate	9.3%	8.2%
Technical Services first quarter 2012 sales declined 10 percent due to lower volume in defense and government services and integrated logistics and modernization programs. Lower defense and government services volume reflects reduced cyclical sustainment requirements on the ICBM program (previously reported in Aerospace Systems), as well as portfolio shaping actions. Lower volume for integrated logistics and modernization reflects lower volume for the KC-10 program and the intercompany CNTPO program.
Technical Services first quarter 2012 operating income increased 3 percent, and operating margin rate increased to 9.3 percent from 8.2 percent, principally due to improved program performance in integrated logistics and modernization.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2012 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 11:30 a.m. ET on April 25, 2012. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” ”anticipate,” “trends,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); access to capital; future sales and cash flows; the timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries (including earthquake-related coverage); the costs of environmental remediation; our ability to attract and retain qualified personnel; the costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, rulemaking, and changes in accounting, tax or defense procurement rules or regulations; the acquisition or termination of contracts; technical, operational or quality setbacks in contract performance; our ability to protect intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.

You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2012	2011
Sales
Product	$3,341	$3,863
Service	2,857	2,871
Total sales	6,198	6,734
Operating costs and expenses
Product	2,527	3,003
Service	2,314	2,352
General and administrative expenses	561	568
Operating income	796	811
Other (expense) income
Interest expense	(53)	(58)
Other, net	13	5
Earnings from continuing operations before income taxes	756	758
Federal and foreign income tax expense	250	262
Earnings from continuing operations	506	496
Earnings from discontinued operations, net of tax	—	34
Net earnings	$506	$530

Basic earnings per share
Continuing operations	$2.00	$1.70
Discontinued operations	—	0.12
Basic earnings per share	$2.00	$1.82
Weighted-average common shares outstanding, in millions	253.1	291.8

Diluted earnings per share
Continuing operations	$1.96	$1.67
Discontinued operations	—	0.12
Diluted earnings per share	$1.96	$1.79
Weighted-average diluted shares outstanding, in millions	258.0	296.9

Net earnings (from above)	$506	$530
Other comprehensive income
Change in cumulative translation adjustment	6	27
Change in unrealized gain on marketable securities and cash flow hedges, net of tax	—	(2)
Change in unamortized benefit plan costs, net of tax	50	21
Other comprehensive income, net of tax	56	46
Comprehensive income	$562	$576

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$2,682	$3,002
Accounts receivable, net of progress payments	3,231	2,964
Inventoried costs, net of progress payments	804	873
Deferred tax assets	466	496
Prepaid expenses and other current assets	177	411
Total current assets	7,360	7,746
Property, plant, and equipment, net of accumulated depreciation of $4,018 in 2012 and $3,933 in 2011	2,993	3,047
Goodwill	12,374	12,374
Non-current deferred tax assets	895	900
Other non-current assets	1,431	1,344
Total assets	$25,053	$25,411

Liabilities
Trade accounts payable	$1,226	$1,481
Accrued employees compensation	935	1,196
Advance payments and billings in excess of costs incurred	1,756	1,777
Other current liabilities	1,677	1,681
Total current liabilities	5,594	6,135
Long-term debt, net of current portion	3,933	3,935
Pension and post-retirement plan liabilities	4,080	4,079
Other non-current liabilities	905	926
Total liabilities	14,512	15,075

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2012—252,211,220; 2011—253,889,622	252	254
Paid-in capital	3,646	3,873
Retained earnings	10,077	9,699
Accumulated other comprehensive loss	(3,434)	(3,490)
Total shareholders’ equity	10,541	10,336
Total liabilities and shareholders’ equity	$25,053	$25,411

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2012	2011
Operating activities
Sources of cash—continuing operations
Cash received from customers
Progress payments	$1,021	$1,035
Collections on billings	4,921	5,427
Other cash receipts	27	7
Total sources of cash—continuing operations	5,969	6,469
Uses of cash—continuing operations
Cash paid to suppliers and employees	(5,858)	(6,168)
Pension contributions	(17)	(34)
Interest paid, net of interest received	(78)	(96)
Income taxes paid, net of refunds received	(92)	(46)
Excess tax benefits from stock-based compensation	(27)	(9)
Other cash payments	(2)	(4)
Total uses of cash—continuing operations	(6,074)	(6,357)
Cash (used in) provided by continuing operations	(105)	112
Cash used in discontinued operations	—	(232)
Net cash used in operating activities	(105)	(120)
Investing activities
Continuing operations
Maturities of short-term investments	250	—
Capital expenditures	(81)	(123)
Contribution received from the spin-off of shipbuilding business	—	1,429
Other investing activities, net	—	38
Cash provided by investing activities from continuing operations	169	1,344
Cash used in investing activities from discontinued operations	—	(63)
Net cash provided by investing activities	169	1,281
Financing activities
Common stock repurchases	(263)	(13)
Cash dividends paid	(127)	(137)
Proceeds from exercises of stock options	40	43
Excess tax benefits from stock-based compensation	27	9
Payments of long-term debt	—	(750)
Other financing activities, net	(61)	5
Net cash used in financing activities	(384)	(843)
(Decrease) increase in cash and cash equivalents	(320)	318
Cash and cash equivalents, beginning of year	3,002	3,701
Cash and cash equivalents, end of period	$2,682	$4,019

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2012	2011
Reconciliation of net earnings to net cash used in operating activities
Net earnings	$506	$530
Net earnings from discontinued operations	—	(34)
Adjustments to reconcile to net cash used in operating activities:
Depreciation	105	103
Amortization	15	18
Stock-based compensation	26	33
Excess tax benefits from stock-based compensation	(27)	(9)
(Increase) decrease in assets:
Accounts receivable, net	(267)	(245)
Inventoried costs, net	60	30
Prepaid expenses and other assets	(119)	(3)
Increase (decrease) in liabilities:
Accounts payable and accruals	(635)	(627)
Deferred income taxes	—	19
Income taxes payable	169	289
Retiree benefits	77	34
Other, net	(15)	(26)
Cash (used in) provided by continuing operations	(105)	112
Cash used in discontinued operations	—	(232)
Net cash used in operating activities	$(105)	$(120)

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

$ in millions	March 31, 2012			December 31, 2011
	FUNDED (1)	UNFUNDED (2)	TOTAL BACKLOG	TOTAL BACKLOG (3)
Aerospace Systems(3)	$10,889	$7,369	$18,258	$18,638
Electronic Systems	7,400	1,672	9,072	9,123
Information Systems	4,265	4,571	8,836	8,563
Technical Services(3)	2,486	482	2,968	3,191
Total	$25,040	$14,094	$39,134	$39,515

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)
Unfunded backlog represents firm orders for which as of the reporting date, funding is not contractually obligated by the customer. Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery, indefinite quantity (ID/IQ) orders.

(3)
Effective January 1, 2012, the company transferred its missile business (principally the Intercontinental Ballistic Missile program), previously reported in Aerospace Systems to Technical Services. As a result of this realignment, $599 million of backlog was transferred from Aerospace Systems to Technical Services. Total backlog as of December 31, 2011, reflects this transfer.

New Awards — The estimated value of contract awards included in backlog during the three months ended March 31, 2012, was $5.8 billion.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SEGMENT REALIGNMENT
($ in millions)
(Unaudited)

	SEGMENT SALES(3)							SEGMENT OPERATING INCOME(3)
	2009	2010	2011	2011				2009	2010	2011	2011
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED(1)
Aerospace Systems	$10,419	$10,910	$10,458	$2,736	$2,592	$2,572	$2,558	$1,071	$1,256	$1,261	$301	$331	$304	$325
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	2,776	3,230	2,699	688	656	680	675	161	206	216	54	51	55	56
Intersegment Eliminations	(1,752)	(2,005)	(2,038)	(523)	(510)	(500)	(505)	(190)	(231)	(258)	(65)	(71)	(62)	(60)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773
RECASTED AND REALIGNED(2)
Aerospace Systems	$9,877	$10,436	$9,964	$2,593	$2,473	$2,455	$2,443	$988	$1,213	$1,217	$287	$320	$295	$315
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	3,323	3,705	3,193	831	776	796	790	245	249	260	68	62	63	67
Intersegment Eliminations	(1,757)	(2,006)	(2,038)	(523)	(511)	(499)	(505)	(191)	(231)	(258)	(65)	(71)	(61)	(61)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773

(1)	As reported are the amounts presented in the 2011 Form 10-K, filed February 8, 2012.

(2)
Recasted and realigned amounts for years 2009 through 2011, as well as the three month periods in 2011, to reflect the January 2012 transfer of the company's missile business (principally the Intercontinental Ballistic Missile (ICBM) program), previously reported in Aerospace Systems and transferred to Technical Services.

(3)	Management uses segment sales and segment operating income as internal measures of financial performance for the individual operating segments.

Northrop Grumman Reports First Quarter 2012 Financial Results	15

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.
Free cash flow from continuing operations: Cash provided by continuing operations less capital expenditures (including outsourcing contract & related software costs). We use free cash flow from continuing operations as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations is reconciled in Table 2.
Net pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2012 and 2011 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, including unallowable or unallocable portions of management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 4, as an internal measure of financial performance of our individual operating segments.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 4, as an internal measure of financial performance.
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Northrop Grumman Corporation
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